Exhibit 10.33

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (“Amendment”), is made effective as of November 24, 2020 (“Effective Date”) by and between MARITIME WOODS DEVELOPMENT, LLC, a North Carolina limited liability company (the “Seller”), and GIPNC 201 ETHERIDGE ROAD, LLC, a Delaware limited liability company (the “Purchaser”).

WITNESSETH:

WHEREAS, Purchaser, as assignee of Generation Income Properties, L.P., a Delaware limited partnership, and Seller entered into that certain Purchase and Sale Agreement dated effective as of August 24, 2018, as amended by that certain First Amendment to Purchase Agreement dated effective as of November 21, 2018 (collectively, the “Purchase Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to buy certain property located on Maritime Woods Drive, Manteo, NC, as more particularly described in the Purchase Agreement; and

WHEREAS, Purchaser and Seller have agreed to amend the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings set forth herein, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1. Incorporation of Recitals; Defined Terms. The foregoing recitals are true and are incorporated herein by this reference. Capitalized terms used herein which are not defined herein, shall have the same meaning as set forth in the Purchase Agreement.

2. Brokers. Section 10.1 of the Purchase Agreement is deleted in its entirety and replaced with the following:

10.1 Brokers. All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Purchaser without the assistance or intervention of any person or entity as agent or broker other than Generation Income Properties, L.P., a Delaware limited partnership, as Purchaser’s agent (“Purchaser’s Advisor”). Seller and Purchaser warrant and represent to each other that Seller and Purchaser have not entered into any agreement or arrangement and have not received services from any other broker, realtor, or agent or any employees or independent contractors of any other broker, realtor or agent, and that, there are and will be no broker’s, realtor’s or agent’s commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of their respective dealings, negotiations or communications other than amounts due Purchaser’s Advisor. Seller agrees to pay Purchaser’s Advisor an advisory fee of one percent (1.0%) of the Purchase Price at Closing. Seller and Purchaser agree to hold each other harmless from and to indemnify the other against any liabilities, damages, losses, costs, or expenses incurred by the other in the event of the breach or inaccuracy of any covenant, warranty or representation made by it in this Section 10.1. Purchaser hereby discloses to Seller and Seller hereby acknowledges that David Sobelman, the President of the beneficial owner of Purchaser, is a licensed real estate broker. The provisions of this Section 10.1 shall survive the Closing or earlier termination of this Agreement.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument; provided, however, that in no event shall this Amendment be deemed effective unless and until signed by all of the parties hereto. This Amendment may be accepted and signed in electronic form and the same shall be binding upon the parties.

4. Affirmation. Except as specifically modified by this Amendment, the terms and provisions of the Purchase Agreement are hereby affirmed and shall remain in full force and effect. In the event of a conflict between the terms of the Purchase Agreement and the terms of this Amendment, the terms of this Amendment shall govern.

5. Authority. Each of the parties hereto represents and warrants to the other that the person executing this Amendment on behalf of such party has the full right, power and authority to enter into and execute this Amendment on such party’s behalf and that no consent or approval from any other person or entity is necessary as a condition precedent to the legal effect of this Amendment, or, if any such consent or approval is required, that all such consents or approvals have been obtained as of the date such party has executed this Amendment.

6. Merger. All prior understandings and agreements between the parties with respect to the subject matter of this Amendment are merged within this Amendment, which alone fully and completely sets forth the understanding of the parties with respect thereto. This Amendment may not be changed or modified nor may any of its provisions be waived orally or in any manner other than by a writing signed by the party against whom enforcement of the change, modification or waiver is sought.

7. Interpretation. The headings to sections of this Amendment are for convenience only and shall not be used in interpreting this Amendment. The parties have each had the opportunity to be represented by counsel in the negotiation and preparation of this Amendment; therefore, this Amendment will be deemed to be drafted by both of the parties, and no rule of construction will be invoked respecting the authorship of this Amendment.

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment effective as of the Effective Date.

SELLER:

MARITIME WOODS DEVELOPMENT, LLC, a North Carolina limited liability company

By:	/s/ Al. R. Cheeson
Al. R. Cheeson, President

PURCHASER:

GIPNC 201 ETHERIDGE ROAD, LLC, a Delaware limited liability company

By: Generation Income Properties, L.P., a Delaware limited partnership, its sole member

By: Generation Income Properties, Inc., its sole general partner

By:	/s/ David Sobelman
David Sobelman, President